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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 1997


                       PIONEER AMERICAS ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)



        Delaware                         33-98828              06-1420850
        --------                         --------              ----------
(State or other jurisdiction of         (Commission          (IRS Employer
        incorporation)                   File No.)         Identification No.)


       4200 NationsBank Center
  700 Louisiana, Houston, Texas  77002                             77002
  ------------------------------------                             -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  713-225-3831
                                                     ------------

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         On May 20, 1997, the Pioneer Companies, Inc., which owns all of the issued and outstanding capital stock of the Registrant ("Pioneer"), issued a press release announcing that the Registrant had commenced a cash tender offer to purchase all of the $135,000,000 in principal amount of its outstanding 13-3/8% First Mortgage Notes due 2005 and a related consent solicitation to eliminate certain restrictive covenants and other provisions of the Indenture pursuant to which the Notes were issued. On May 29, 1997, Pioneer issued a press release announcing that the Registrant had increased the purchase price for the tender offer.


ITEM 7.  Financial Statements and Exhibits.

         The following exhibit is filed with this report:

        Exhibit No.                    Description
        -----------                    -----------
           99(a)           Press Release issued by Pioneer Companies, Inc. on
                                 May 20, 1997.

           99(b)           Press Release issued by Pioneer Companies, Inc. on
                                 May 29, 1997.



                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PIONEER AMERICAS ACQUISITION CORP.



May 29, 1997                          By: /s/ Philip A. Ablove
                                         ----------------------------------
                                              Philip A. Ablove
                                              Vice President and
                                              Chief Financial Officer